                                                                    EXHIBIT 23.1


The accompanying consolidated financial statements have been adjusted to give retroactive effect to the split of the Company's common stock which will result in each share of common stock being split into 2.9 shares of common stock as described in Note 15 to the consolidated financial statements. Such stock split is expected to be completed prior to the effective date of the public offering. The following consent and report on schedule is in the form that will be furnished by Deloitte & Touche LLP upon the effectiveness of such stock split and the issuance of our report on the Company's consolidated financial statements included in this Registration Statement, assuming that from June 17, 1998 to the effective date of such stock split, no other events shall have occurred that would materially affect the accompanying consolidated financial statements or notes thereto.


"INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Stockholders and Board of Directors of Golden State Vintners, Inc.


We consent to the use in this Registration Statement relating to 4,300,000 shares of Class B Common Stock of Golden State Vintners, Inc. on Form S-1 of our
report dated June 17, 1998 (June   , 1998 as to Note 15), appearing in the
Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Golden State Vintners, Inc. (the "Company") and Golden State Vintners ("Predecessor"), listed in Item 16. This financial statement schedule is the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Fresno, California
June   , 1998"



DELOITTE & TOUCHE LLP
Fresno, California
June 17, 1998